UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 25, 2015

LRI Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-173579	20-5894571
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 Armory Drive, Suite 300
Nashville, Tennessee  37204
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
(615) 885-9056

Not Applicable
(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2015, James Hagan resigned his position as Chief Financial Officer of LRI Holdings, Inc. (the "Company"), the parent company of Logan’s Roadhouse, Inc.

Effective August 31, 2015, Edmund J. Schwartz has agreed to act as the Company's Interim Chief Financial Officer. From February 2013 to October 2013, Mr. Schwartz, 65, served as Chief Administrative Officer of Pet Supplies Plus, Inc., a privately held pet supply retailing corporation. From March 2012 to February 2013, Mr. Schwartz served as Interim Chief Financial Officer of Summer Infant, Inc., which designs, markets, and distributes branded juvenile health, safety, and wellness products. From January 2008 to March 2012, Mr. Schwartz served as Chief Financial Officer of CB Holding Corp., a restaurant holding company that owned and operated regional concept brands primarily in New England and in the New York metropolitan area. From 2004 to 2007, Mr. Schwartz served as the Chief Financial Officer of Lund International, Inc., a manufacturer of automotive accessories. Prior to that, Mr. Schwartz has served as Chief Financial Officer of various companies since 1990. Mr. Schwartz's compensation will be $300,000 per year, and the Company will cover the cost of accommodation for Mr. Schwartz and expenses incurred in connection with commuting to and from his residence.

The foregoing description is only a summary and is qualified by reference to an offer letter, which will be attached as an exhibit to our Annual Report on Form 10-K for the period ended August 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2015	LRI Holdings, Inc.

	By:	/s/ Samuel N. Borgese
Samuel N. Borgese
President and Chief Executive Officer
(Duly Authorized Officer)

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